Exhibit 10.26

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("AGREEMENT") is made effective the 1st day of July, 2006 (the "'Effective Date").

BETWEEN:

BIOMIRA INC.
2011 - 94th Street
Edmonton, Alberta, Canada
T6N 1H1

("COMPANY")

and

T. A. McPherson Professional Corporation
10325 Villa Avenue
Edmonton, Alberta, Canada
T5N 3T8

("CONSULTANT")

WHEREAS:

  A.
  COMPANY desires to retain the consulting services of the CONSULTANT as required from time to time during the term of this AGREEMENT.

  B.
  CONSULTANT has advised COMPANY of its willingness, ability and desire to provide consulting services to the COMPANY on a requirements, but non-exclusive basis.

    NOW THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, it is hereby agreed as follows:

1.
Engagement.

    COMPANY hereby engages CONSULTANT and CONSULTANT hereby agrees to hold itself available to render and to render at the request of the COMPANY, non-exclusive, independent advisory and consulting services (Services") to the best of its ability, in compliance with all applicable laws, the COMPANY'S Articles of Incorporation and Bylaws, and the terms and conditions set forth herein.

2.
Term.

    The term of this AGREEMENT shall commence on the Effective Date and shall continue for 24 (twenty four) consecutive months.

3.
Services.

    CONSULTANT agrees to hold itself available to render, and to render at the request of the COMPANY from time to time, Services to the COMPANY, which include, without limitation, providing organizational advice related to the business of Biomira.

    CONSULTANT further agrees to render such Services conscientiously and to devote its reasonable efforts and abilities thereto, at such time during the term hereof, and in such reasonable manner, as COMPANY and CONSULTANT shall mutually agree, it being acknowledged that CONSULTANT's Services shall be on a non-exclusive basis and performed at such places and at such times as are convenient to CONSULTANT. CONSULTANT further agrees to observe all policies and directives promulgated from time to time by COMPANY's Board of Directors or Officers.

    The parties agree that the anticipated amount of time CONSULTANT shall provide Services is a maximum of ten (10) days per month. However, if CONSULTANT's actual time of provision of Services is less than ten (10) days per month, COMPANY agrees to pay CONSULTANT the full compensation for that month as noted in clause 4 below.

    In the event that the company, for any reason, terminates this agreement prior to its expiry date, the full amount of compensation and payment provided under this agreement shall be payable to CONSULTANT within 30 days of the termination of the agreement by the company, as liquidated damages.

4.
Compensation and Payment.

    CONSULTANT shall receive as compensation for the performance of all Services hereunder the sum of Twenty Three Thousand Eight Hundred and Seventy Five Dollars and Sixty Three Cents ($23,875.63) Canadian per month for the duration of the Term of the Agreement (first payment shall be in December 2006) plus G.S.T. if applicable.

    The compensation and payment provided for in this agreement shall continue to the expiry date notwithstanding the occurrence of either the death or disability of the principal of CONSULTANT, Dr. T. Alexander McPherson.

    CONSULTANT shall submit an invoice to COMPANY providing details of Services performed and country, if other than Canada, where Services were performed. Amounts will be paid as due. Save and except applicable withholdings detailed in the next paragraph, such compensation shall be payable without deduction, including no deduction for income taxes, unemployment insurance, pension plan, social security, or other benefits.

    If applicable, CONSULTANT shall include current GST registration number on each invoice. In the event that CONSULTANT has obtained exemption from GST registration, CONSULTANT shall provide documentation stating such exemption.

5.
Expenses.

    If applicable, CONSULTANT shall be reimbursed for all reasonable business expenses incurred by CONSULTANT during the term of the AGREEMENT on behalf of the COMPANY in performance of Services hereunder, upon compliance with the policies of the COMPANY relating to reimbursement of such expenses. CONSULTANT is required to submit itemized requests for reimbursement of such expenditures supported by sufficient documentation of the expenditures and explanation of their purpose.

6.
Independent Contractor.

    It is expressly agreed that CONSULTANT is acting as an independent contractor in performing its Services hereunder. The COMPANY shall carry no Worker's Compensation Insurance or any health or accident insurance to cover CONSULTANT or any of its employees. The COMPANY shall not pay any contribution to Canada Pension Plan and/or Social Security, Unemployment Insurance, nor provide any other contributions or benefits which might be expected in an employer-employee relationship.

    CONSULTANT agrees to report and pay any contributions for taxes, Unemployment Insurance, Canada Pension Plan and/or Social Security and other benefits for itself and its own employees all in accordance with the laws of the Government of Canada.

7.
Disclosure of Information.

    CONSULTANT shall not disclose or appropriate to its own use, or to the use of any third party, at any time during or subsequent to the term of this AGREEMENT, any secret or confidential information of the COMPANY or any of the COMPANY affiliates or subsidiaries of which CONSULTANT becomes informed during such period, whether or not developed by CONSULTANT, including, but not limited to, information pertaining to customer lists, services, methods, processes, and operating procedures, except as required in connection with CONSULTANT's performance of the AGREEMENT or as required by a governmental authority. Upon expiry of this AGREEMENT, CONSULTANT shall promptly deliver to the COMPANY all manuals, letters, notes, notebooks, reports and all other materials of a secret or confidential nature or under the control of the CONSULTANT. The COMPANY shall have the right to obtain injunctive relief for violation of the terms of this section (section 7) and the terms of this section (section 7) shall survive the term of this AGREEMENT.

8.
Inventions, Discoveries.

    CONSULTANT shall disclose promptly to the COMPANY or its nominee, any and all inventions, discoveries and improvements conceived or made by CONSULTANT during the term of this AGREEMENT and related to the business or activities of the COMPANY or any of its subsidiaries or affiliates, and hereby assigns and agrees to assign all his interest therein to the COMPANY or its nominee. Whenever requested to do so by the COMPANY, CONSULTANT shall execute any and all applications, assignments or other instruments or any foreign country or to protect otherwise the COMPANY's interest therein. The obligation in this section (section 8) shall be binding upon CONSULTANT's assigns, executors, administrators and other legal representatives. The COMPANY shall have the right to obtain injunctive relief for violation of the terms of this section (section 8) and the terms of this section (section 8) shall survive the term of this AGREEMENT.

9.
Assignment.

    This AGREEMENT is personal between COMPANY and CONSULTANT, and neither COMPANY nor CONSULTANT may sell, assign, transfer or hypothecate any rights or interest created under this AGREEMENT or delegate any of their duties without the prior written consent of the other. Any such assignment or delegation of either party hereunder without such consent shall be void. Notwithstanding this section (section 9), the COMPANY may assign this AGREEMENT to an affiliate COMPANY.

10.
Indemnity.

    CONSULTANT shall defend, indemnify and hold harmless COMPANY, its officers, directors, employees, affiliates, and agents from any loss, claim, damage or liability of any kind caused by or arising out of any negligent or willful act or omission of the CONSULTANT under this

    AGREEMENT, which may arise from or be connected with the provision of Services or in compliance with its covenants.

11.
Debarment.

    CONSULTANT represents and warrants that:

    (a)
    CONSULTANT has not been debarred and is not subject to debarment under section 306 of the United States Food, Drug, and Cosmetic Act (21 USC 355a) or comparable provision of any other applicable law, and

    (b)
    CONSULTANT will not, in connection with this AGREEMENT, employ or contract with any natural or legal person that has been debarred or subject to debarment under section 306 of the United States Food, Drug, and Cosmetic Act (21 USC 355a) or comparable provision of any other applicable law.
12.
Further Assurances.

    The parties hereto agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this AGREEMENT.

13.
Severability.

    If any provision of this AGREEMENT is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid or illegal provisions shall not affect the remainder of this AGREEMENT.

14.
Entire Agreement.

    This instrument contains the entire agreement of the parties. It may not be changed orally but only in writing signed by both parties. Notwithstanding the above, any Confidentiality Agreement entered into by the parties will still be in effect.

15.
Laws.

    The validity of this AGREEMENT and the interpretation and performance of all of its terms shall be governed by the substantive laws of the Province of Alberta.

16.
Waiver.

    Failure of either party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.

17.
Notices.

    Any notice required or permitted to be given under this AGREEMENT shall be sufficient if in writing and if sent by personal delivery or by certified mail, return receipt requested, to the parry to whom notice should be given at the address set forth below:

COMPANY:	Biomira Inc. 2011 - 94th Street Edmonton, Alberta, Canada T6N 1H1
	Attention:	Robert L. Kirkman, MD President & CEO
CONSULTANT:	T. Alexander McPherson Professional Corporation 10325 Villa Avenue Edmonton, Alberta T5N 3T8

    Notice shall be deemed effective upon receipt, if made by personal delivery, or upon deposit in mail.

18.
Attorney's Fees.

    If any legal action or any arbitration or other proceeding is brought for the enforcement of this AGREEMENT, or because of an alleged dispute, breach or default in connection with any of the provisions of this AGREEMENT, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred in this action or proceeding in addition to any other relief to which he or it may be entitled.

IN WITNESS WHEREOF, the COMPANY has caused this AGREEMENT to be signed by its corporate officer thereunto duly authorized, and the CONSULTANT has signed this AGREEMENT, all as of the date first above written.

BIOMIRA INC.
By:	Christopher S. Henney, PhD Christopher S. Henney, PhD Chairman	Date
By:	Robert L. Kirkman	12/6/06
	Robert L. Kirkman President & CEO	Date
CONSULTANT
Dr. T. A. McPherson		December 8, 2006
Dr. T. A. McPherson		Date